Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Registration Statement on Form S-1 (No. 333-261116), in the Registration Statement on Form S-1 (No. 333-252422) and in the Registration Statement on Form S-8 (No. 333-254621) of our report dated September 25, 2020, with respect to the consolidated financial statements of United Wholesale Mortgage, LLC (formerly United Shore Financial Services, LLC) for the year ended December 31, 2019.

/s/ Richey, May & Co., LLP

Englewood, Colorado
March 1, 2022